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                                                                  EXHIBIT 10.19
                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)

                                   AGREEMENT

                        (Table of Contents is attached)

                  This AGREEMENT (the "Agreement") is entered into and effective as of the "Effective Date" (as defined in Section 17.1) by and between IBM Canada Limited ("IBM Canada"), a corporation having an address at 3600 Steeles Avenue East, Markham, Ontario LJR 927 Canada, and ISM Information Systems Management Corporation ("ISM"), a Saskatchewan corporation having an address at 245 Consumers Road, North York, Ontario M2J IR3 Canada (IBM Canada and ISM, collectively "IBM") on the one hand, and OptiMark Technologies Inc., a Delaware corporation having an address at 10 Exchange Place, 12th Floor, Jersey City, New Jersey 07302 USA ("OptiMark") on the other hand.

                                   WITNESSETH

                  WHEREAS, OptiMark and IBM have discussed OptiMark's licensing of certain ISM software known as the "ITS Application Product," and the further development of modifications to the ITS Application Product and additional software for use in an implementation of OptiMark's proprietary trading system; the discussions concerning such licensing and development have been memorialized in various Documents of Understanding, the most recent of which is Document of Understanding #3 dated August 25, 1998.

                  WHEREAS, for the purpose of development of such software for the implementation of OptiMark's proprietary trading system and pursuant to understandings and agreements of confidentiality (which have been recently set forth in the "Amendment and Restatement of Agreement for the Exchange of Confidential Information" entered into as of May 29, 1998), OptiMark and IBM have exchanged confidential information concerning their proprietary technology and plans which the parties have agreed to maintain in confidence and use only for purposes of developing the implementation of OptiMark's proprietary trading system;

                  WHEREAS, the ISM and OptiMark have also entered into an agreement for the use of other software known as "TMAX-s" and "SIB" with terms set forth in the "TMAX Agreement" (as defined below);

                  WHEREAS, the parties now wish to set forth the terms for the licensing and use of the ITS Application Product and other software developed to implement an embodiment of the OptiMark Proprietary System (the "ITS Software" and "OPS Modified Work" as defined below);

* This confidential portion has been omitted and filed separately with the Commission.


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                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)

                  NOW THEREFORE, in consideration of the premises stated in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows to the terms and conditions of this Agreement:


1.0      DEFINITIONS

1.1 AGREEMENTS: The following agreements are referenced in this Agreement as follows:

         a) "AGREEMENT" means this Agreement and its Schedules A through E which are incorporated as if fully stated in this Agreement;

         b) "CONFIDENTIALITY AGREEMENT" means the "Amendment and Restatement of Agreement for the Exchange of Confidential Information" entered between IBM and OptiMark as of May 29, 1998;

         c) "MAINTENANCE AGREEMENT" means an agreement which may be entered into between the parties concerning IBM's providing of services for the maintenance of the ITS Software and OPS Modified Work at the First Exchange;

         d) "MANAGED OPS AGREEMENT" means an "Agreement for Technology Services" which may be entered into between IBM-Canada and OptiMark for the providing of services related to the management and operation of a computer site for the First Exchange (as defined below); and

         e) "TMAX AGREEMENT" means the "Software License Agreement" signed by ISM and OptiMark June 24 and 25, 1998 respectively, which is referred to in the recitals above.

1.2 "CUSTOMER(S)" means stock exchanges, financial institutions and other customers and/or end-users of the OptiMark Proprietary Systems, including but not limited to broker-dealers, individual investors, boards of trade, and commodities exchanges which are sublicensed under and within the ownership and grant of rights set forth herein.

1.3 "IBM-INVOLVED APPLICATIONS" means one or more of the following: the ITS Software, the OPS Modified Work, the TMAX Work, and/or the TMAX Modified Work.

1.4 "IBM RELATED COMPANY(IES)" means International Business Machines Corporation (New York, U.S.A.) and any entity:



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                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)

                  (1)      a majority of whose voting shares or securities are;
                           or

                  (2) which does not have voting shares or securities, but a majority of the right to make decisions for such entity is;

         now or hereafter, owned or controlled, directly or indirectly, by International Business Machines Corporation, but such entity shall be deemed to be an IBM Related Company only so long as such ownership or control exists.

1.5 IMPLEMENTATIONS: The following implementations are referenced in this Agreement as follows:

         a) "FIRST EXCHANGE" or "PACIFIC EXCHANGE" means the implementation of an OptiMark Proprietary System for the trading of securities via the Pacific Exchange, scheduled to go on-line on the Launch Date (defined below).

         b) "ADDITIONAL EXCHANGE(S)" means the implementation of an OptiMark Proprietary System for trading or auction via any exchange other than the Pacific Exchange, such as via NASDAQ, other financial exchanges, Internet merchandise or service exchanges (e.g. "Travelocity"), etc.

1.6. "ITS APPLICATION PRODUCT" means the software product marketed by IBM before the Work Commencement Date to perform functions related to integrated trading, which software has been programmed for the Tandem computer platform.

1.7 "ITS SOFTWARE" means: (i) the version of the ITS Application Product (including without limitation software known as "TMAX-H", but excluding the TMAX and other software licensed or owned under the TMAX Agreement) in both source and object code forms which existed as of the Work Commencement Date (defined below) to be identified in Schedule A, including without limitation the software components thereof; (ii) documentation related to the ITS Application Product described in "(i)" above as of the Work Commencement Date which is also to be identified in Schedule A; and (iii) the ITS Software-UNIX-Version (as defined in the paragraph below).

         "ITS SOFTWARE-UNIX-VERSION" means the Ported Version of the ITS Software described in "(i)" above that is translated into or rewritten in the C++ computer programming language code by IBM, that ports the functions of such ITS Software written for the Tandem computer operating system to the UNIX (AIX version) computer operating systems and which IBM will provide to OptiMark as described in Section 3.4. The ITS



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                          (OPTIMARK/IBM OPS AGREEMENT)



         Software-UNIX-Version does not include any OPS Modifications or any Ported Versions of OPS Modifications.

1.8 "LAUNCH DATE" means that date when the OptiMark Proprietary System that is currently being developed for the trading of securities via the Pacific Exchange first goes on-line for trading of the securities of Customers, a date currently contemplated to be on or about January 15, 1999.

1.9      "OPS MODIFICATION(S)" means any:

         a) "IBM-MADE MODIFICATION(S)" which means corrections, modifications, enhancements, or other developments to the ITS Software or OPS Modified Work (either the code or documentation) made by IBM on behalf of OptiMark, or otherwise in connection with any development service provided by IBM for OptiMark made after the Work Commencement Date, whether made before the Effective Date (as defined in Section 17.1) or after, including but not limited to: (i) modifications used to create software for any OPS User Server Copies (defined below); (ii) modifications used to create software pursuant to the Maintenance Agreement; and (iii) Ported Versions, excluding the ITS Software-UNIX-Version, of the corrections, modifications, enhancements or other developments to the ITS Software or OPS Modified Work; or

         b) "OPTIMARK-MADE MODIFICATION(S)" which means corrections, modifications, enhancements or other developments to the ITS Software or OPS Modified Work (either to the code or documentation) made by OptiMark or any third party on behalf of OptiMark other than IBM, including but not limited to any creation of a Ported Version of the ITS Software or OPS Modified Work, and any corrections, modifications, enhancements or developments made to the ITS Software to create any OPS User Server Copies.

1.10 "OPS MODIFIED WORK" means the ITS Software (including without limitation the ITS Software-UNIX-Version) (code and/or documentation) as modified, corrected, enhanced, ported or further developed by any of the OPS Modifications and any version of the OPS Modified Work which is further modified, corrected, enhanced, ported or further developed by any of the OPS Modifications.

1.11 "OPS USER SERVER COPY(IES)" means copies of those software components of the ITS Software or OPS Modified Work used for Customers to access and otherwise use the OptiMark Proprietary Systems and copies of those portions of the documentation for the



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                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)

         ITS Software or OPS Modified Work provided to Customers to support their use of the OPS User Server Copy software.

1.12 "OPTIMARK AUCTION PROCESS FIELD" means the field of services relating to auction-type trading by the matching of orders or requests using satisfaction density profiles and the like and specifically includes, for example and without limitation, the field of financial services and the trading of securities.

1.13 "OPTIMARK LICENSABLE MODIFICATION ELEMENTS" means those software code module elements of the OPS Modifications existing on the Launch Date, and which are selected thereafter by mutual agreement of the parties (and pursuant the procedure outlined in Schedule B) to be licensed to IBM for IBM's use pursuant to Section 2.3 of this Agreement, it being provided however, that the OptiMark Licensable Modification Elements shall specifically exclude the OptiMark Proprietary Elements (whether in source or object code form), if any, which might otherwise have been included as part of the OptiMark Licensable Modification Elements, and all documentation related thereto, if any. Those selected software code module elements shall be identified promptly after the entire selection is complete in writing as determined pursuant to Schedule B of this Agreement.

1.14 "OPTIMARK NEW WORK" means software that OptiMark may create, develop or acquire which does not incorporate any ITS Software code, except for code which executes standard routines (whether or not it is used in ITS Software). OptiMark may freely use OptiMark New Work (for example as an alternative in whole or in part to the ITS Software, defined below); and, in particular, it is agreed between the parties that OptiMark shall be free to create, develop, market, acquire, use, and otherwise exploit such OptiMark New Work, and to permit others to do so, without any restriction or the requirement of any further agreement or license even though, for example, there may be functional, design or other similarity between the OptiMark New Work and the ITS Software and/or the OPS Modified Work, or the OptiMark New Work may have been created by persons who had knowledge of such work, or the OptiMark New Work may function with the ITS Software or OPS Modified Work in whole or in part.

1.15 "OPTIMARK PROPRIETARY ELEMENT(S)" means those computer software elements in code and design that relate to any OptiMark proprietary aspect of the OptiMark Proprietary Systems, (as defined below), including, for example, any element related to satisfaction density or other trading profiles, message elements related to such satisfaction density or other trading profiles, elements related to OptiMark's graphical user interface or



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                          (OPTIMARK/IBM OPS AGREEMENT)


         proprietary messaging protocols or elements related to any aspect of OptiMark's technology for matching trading profiles and executing trades based thereon.

1.16 "OPTIMARK PROPRIETARY SYSTEM(S)" means systems that OptiMark develops, creates or acquires to implement its proprietary technology for trading or auctioning in the OptiMark Auction Process Field.


1.17 "OPTIMARK RELATED COMPANY(IES)" means OptiMark Technologies, Inc. (Delaware, U.S.A.) and any entity:

                  (1)      a majority of whose voting shares or securities are;
                           or

                  (2) which does not have voting shares or securities, but a majority of the right to make decisions for such entity is;

         now or hereafter, owned or controlled, directly or indirectly, by OptiMark Technologies, Inc., but such entity shall be deemed to be an OptiMark Related Company only so long as such ownership or control exists.

1.18 "PERSON(S)" includes an individual, corporation, partnership, joint venture, trust, unincorporated organization, a government or any agency or instrumentality thereof or any other entity recognized by law.

l.19 "PORTED VERSION" means a translation of a computer program in another program language or any other modification of a computer program work so that it will operate with substantially similar functionality on computers or with operating systems that are different than those it was initially intended to operate. Specifically, and by way of example, the ITS Software-UNIX-Version is a Ported Version for the UNIX (AIX version) computer operating system, as described in Section
         1.7 above, and which IBM will provide to OptiMark as described in
         Section 3.4.

1.20 "WORK COMMENCEMENT DATE" means the date when IBM commenced any development work on behalf of OptiMark which is agreed to be on November 1, 1996.



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                          (OPTIMARK/IBM OPS AGREEMENT)



2.0      GRANT OF LICENSE/ASSIGNMENT AND GRANT BACK/PERMITTED USE

2.1      a)       Subject to the terms and conditions of this Agreement, IBM grants to OptiMark a non-exclusive, worldwide, perpetual, irrevocable (except to the extent monies are not paid pursuant to Section 4.1) assignable license under all copyright and any other intellectual property rights in, to and under the ITS Software to create derivative works of the ITS Software (alone or in conjunction with IBM or other third parties) and to make, use, import, export, reproduce, display, perform, internally distribute copies in source code form, distribute source code copies (as provided in Sections
                  5.1 and 15.6), and otherwise distribute copies in object code form of both the ITS Software and the derivative works of the ITS Software, but only for use in conjunction with OptiMark
                  Proprietary Systems, with the right to sublicense third parties to do any of the foregoing.

         b) The OptiMark Related Companies are hereby sublicensed under all of the rights granted above to OptiMark, provided that OptiMark shall also be responsible for OptiMark Related Companies' compliance with Article 15.0 in this Agreement.

         c)       The grant of rights and licenses to the ITS Software in
                  Section 2.1.a) above includes a nonexclusive, worldwide, perpetual, irrevocable, paid-up license under any patents and patent applications that are owned or licensable by IBM now or in the future and are: (i) required to make, have made, use and have used, import or sell the ITS Software and its derivative works, including e.g. the OPS Modified Work; or
                  (ii) required to license or transfer the ITS Software or its derivative works. The license scope is to make, have made, use, have used, sell, import, license or transfer software and other items, and to practice and have practiced methods, and sublicense, to the extent of the licenses hereof.

2.2      a)       IBM hereby irrevocably assigns, sells, transfers, grants and conveys to OptiMark: all of the entire right, title and interest in, to and under all copyright and other intellectual property rights: (i) in and to all IBM-Made
                  Modifications created since the Work Commencement Date or created in the future either pursuant to the Maintenance
                  Agreement or otherwise made by IBM on behalf of OptiMark; and
                  (ii) any resulting OPS Modified Work except for patents
                  (which are licensed to OptiMark under Section 2.1.c)); and, in addition, it is understood that OptiMark is the owner of the entire right, title and interest in, to and under all copyright and other intellectual property rights in the OptiMark-Made Modifications. It being understood by the parties that the assignment in this Section 2.2.a) does not apply



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                          (OPTIMARK/IBM OPS AGREEMENT)


                  to the ITS Software and the ITS Application Product, which are licensed rather than assigned.

         b) If an invention or a patent would be created or granted as a result of the work performed by IBM employees or its agents, subcontractors or consultants, in the course of making IBM-Made Modifications, IBM will consult with and pursue good faith discussions with, OptiMark with a view towards granting rights to OptiMark, in addition to the above patent licenses, if IBM files patent applications under such inventions.

2.3      a)       Subject to the terms and conditions of this Agreement,
                  OptiMark grants to IBM a non-exclusive, worldwide, paid-up, royalty-free, perpetual, irrevocable, assignable license under all copyright and any other intellectual property rights in the OptiMark Licensable Modification Elements for all use and fields except the OptiMark Auction Process Field, to create derivative works of the OptiMark Licensable
                  Modification Elements (alone or in conjunction with third parties), and to make, use, import, export, reproduce, display, perform, internally distribute copies in source code form, distribute source code copies (as provided in Sections
                  5.2. and 15.6), and otherwise distribute copies in object code form, of both the OptiMark Licensable Modification
                  Elements and derivative works of the OptiMark Licensable
                  Modification Elements, with the right to sublicense third parties to do any of the foregoing.

         b) The IBM Related Companies are hereby licensed under all of the rights granted above to IBM, provided that IBM shall also be responsible for IBM Related Companies' compliance with
                  Article 15.0 in this Agreement.

2.4 It is agreed between the parties that OptiMark needs no further agreement or license from IBM for the creation, development, marketing, acquisition, use, or other exploitation of any OptiMark New Work as set forth in Section 1.14, or permitting others to engage in the same activities.

2.5 OptiMark's right to use the ITS Software is limited to those rights expressly set out in this Agreement. IBM's right to use the OptiMark Licensable Modification Elements is limited to those rights expressly set out in this Agreement.





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3.0      DELIVERY/ PORTING BY IBM

3.1 Upon execution of this Agreement, IBM shall deliver to OptiMark one copy of the source code and object code forms of the ITS Software (and the related documentation), and all IBM-Made Modifications together with all versions of the OPS Modified Work held by IBM created up to the date of delivery (and related documentation), (collectively, the "Materials"). OptiMark shall take delivery of the Materials in Toronto, Ontario, Canada, and OptiMark shall be responsible for all necessary customs documentation and importing costs for importing the Materials into the United States of America. It is acknowledged by the parties that as of the Effective Date, IBM has not delivered IBM-Made Modifications that meet the performance goals specified in Schedule D.


3.2 Upon agreement of the parties (cf. Section 1.13), OptiMark shall deliver to IBM one copy of the OptiMark Licensable Modification Elements in source code and object code and one copy of the documentation relating to such OptiMark Licensable Modification Elements. IBM shall take delivery of such OptiMark Licensable Modification Elements (both software and documentation) in Jersey City, New Jersey or New York, New York, U.S.A. and IBM shall be responsible for all necessary customs documentation and importing costs for importing the OptiMark Licensable Modification Elements into Canada.

3.3 Should IBM make additional IBM-Made Modifications, pursuant to the Maintenance Agreement (or other agreement), the parties shall agree in writing as to which portions of such IBM-Made Modifications can be delivered to IBM and licensed for IBM's use (e.g. such as pursuant to Section 2.3), provided however that in no event shall any software or other material which contains or embodies any OptiMark Proprietary Elements be delivered or licensed to IBM, or be used by IBM.

3.4 IBM agrees that at no cost to OptiMark, IBM shall deliver to OptiMark in source and object code forms, the ITS Software-UNIX-Version (as described in Section 1.7) either: (i) promptly after such a Ported Version is developed and used by IBM for its intended purposes or made available by IBM to any third party for the same; or (ii) otherwise as IBM and OptiMark may both agree. The parties acknowledge that the ITS Software-UNIX-Version is licensed to OptiMark under Article 2.0 of this Agreement as part of ITS Software, and the Ported Versions of the OPS Modifications and the resulting OPS Modified Work are owned by and/or licensed to OptiMark under Article 2.0 of this Agreement. Any license fee owing for all uses of such Ported Versions, including the ITS Software-UNIX-Version, are determined by Schedule C as part of OPS Modifications and OPS Modified Work.



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4.0      PROVISIONS FOR OPTIMARK'S USE

4.1 FEES: For those uses of the ITS Software and the OPS Modified Work which are set forth in Schedule C, OptiMark shall pay to ISM the fees set forth in Schedule C, it being understood by the parties that OptiMark shall owe no new or additional fees for any uses of the ITS Software and the OPS Modified Work outside of the fees set forth in Schedule C (including without limitation uses of Ported Versions thereof).

4.2 DEVELOPMENT: Without limiting any rights and licenses granted to OptiMark under Article 2.0, but subject to the terms of this Agreement, OptiMark shall be free to further modify and develop the ITS Software and the OPS Modified Work and create, develop and acquire OptiMark New Work (e.g., to replace all or part of the OPS Modified
         Work) for on-line implementations at the First Exchange or for Additional Exchanges. OptiMark may perform the future development work either: (i) by itself; (ii) with IBM (e.g. pursuant to further development agreements); and/or (iii) with third parties other than IBM. If IBM and OptiMark agree that IBM shall perform any further development of the ITS Software and OPS Modified Work for the First Exchange or any Additional Exchanges, the terms of that development and fees paid for such development work shall be specified in a subsequent agreement, however, the fees paid to IBM for the on-line use of the ITS Software and OPS Modified Work at the First Exchange or at each Additional Exchange shall be governed by the fee schedule in Schedule C.

4.3 MAINTENANCE: The parties may agree that IBM shall maintain the ITS Software and/or the OPS Modified Work installed at the First Exchange or pursuant to the Maintenance Agreement or maintain the ITS Software and/or the OPS Modified Work installed at one or more Additional Exchanges pursuant to other like agreements.


4a.0     TECHNICAL REPRESENTATIVE

4a.1 Upon execution of this Agreement, each Party shall designate a person (the "Technical Representative") who shall be contacted at the place of notice, as set forth in Section 19.1 for notice of technical matters, and who shall review with his or her counterpart, at least once per month during the term of this Agreement, the technical status of the ITS Software and any problem, error, bug or other issue or concern that may arise with respect to the ITS Software. If an issue is raised by one Technical Representative, it shall be addressed without delay, taking into account the severity of the issue and the


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         consequences to the affected party, and, where applicable, be brought to the attention of senior management of the appropriate Party for correction, in accordance with this Agreement.

4a.2 All communications of a technical nature shall be directed or copied to the Technical Representative of one Party by the Technical Representative of the other Party to ensure efficient handling of any issue that may arise.

5.0      OBLIGATIONS

5.1      a)       OptiMark agrees that it shall not provide the source code of the ITS Software or the OPS Modified Work (or any non-published documentation thereof) to any third party other than: (i) the OptiMark Related Companies (sublicensed under
                  Section 2.1.b); or (ii) third party consultants, agents and sublicensees, who have a need for the source code within the scope of the license grant in Section 2.1 and which have executed an agreement to protect and maintain such work in confidence as provided for under Section 15.3.a). OptiMark may distribute the source code of such work to those of its employees who need to use such source code for purposes contemplated by the grant of license and rights to OptiMark in this Agreement. OptiMark agrees that it shall ensure that any such software included in any OPS User Server Copies shall be distributed in confidence and as a general policy in object code form, and the source code for such OPS User
                  Server Copies shall be distributed only to Customers who have a need within the grant to OptiMark in Sections 2.1 and 2.2 to review, test or modify the source code and who agree in a written agreement as provided in Section 15.3.a) to protect and maintain the source code in confidence.

         b) OptiMark agrees that it shall not use, license or otherwise exploit the ITS Software for any purpose not in conjunction with the OptiMark Proprietary Systems.

5.2      a)       IBM agrees that it shall not provide the source code of the
                  OptiMark Licensable Modification Elements to any third party other than: (i) the IBM Related Companies (sublicensed under
                  Section 2.3.b)); or (ii) third party consultants, agents and sublicensees, who have a need for the source code within the scope of any grant to IBM under Section 2.3 and who have executed an agreement to protect and maintain OptiMark
                  Licensable Modification Elements in confidence as provided in
                  Section 15.4.a). IBM may distribute the source code of the



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                  OptiMark Licensable Modification Elements to those of its
                  employees who need to use the source code for purposes contemplated by grant of license and rights to IBM in this Agreement.

         b) IBM agrees that should any part of the OptiMark Licensable Modification Elements be distributed to customers or other sublicensees of IBM (and for just one example, if any part of the OptiMark Licensable Modification Elements be included in any user server copies of IBM software), it shall be distributed in confidence and as a general policy in object code form and the source code for such OptiMark Licensable Modification Elements shall be distributed only to those customers who have a need within any grant to IBM under
                  Section 2.3 to review, test or modify the source code and who agree in a written agreement as provided in Section 15.4.a) to protect and maintain the source code in confidence.

5.3      IBM and OptiMark agree that:

         a) OptiMark may distribute as provided in this Agreement the OPS Modified Work with OPS User Server Copies under OptiMark's company name, trademarks and copyright notices, provided however that IBM's company name, trademarks and copyright notice must also appear in conjunction with OptiMark's notices;

         b) IBM may distribute, as provided in this Agreement, the OptiMark Licensable Modification Elements which contains any ITS Software and any work that is derived by IBM therefrom, under IBM's company name, trademarks and copyright notices, provided however that: (i) for OptiMark Licensable Modification Elements, the OptiMark company name, trademark and copyright notices must appear in conjunction with IBM's notices; and (ii) for IBM's derivative works, the OptiMark company name and copyright notices must appear in conjunction with the IBM company name and copyright notices, but only if and to the extent requested by OptiMark, OptiMark's trademark notice must also appear in conjunction with IBM's trademark notice; and

         c)       For the purposes of verifying compliance with this Agreement:

                  (i) Upon written inquiry, OptiMark will provide reasonable information and reasonable responses to IBM's inquiries concerning OptiMark's licensing, sublicensing and contracting with third parties, which involves third party access, use and/or further development of IBM code licensed under this Agreement.



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                  (ii)     Upon written inquiry, IBM will provide reasonable
                           information and reasonable responses to OptiMark's inquiries concerning IBM's licensing, sublicensing and contracting with third parties, which involves third party access, use and further development of the OptiMark Licensable Modification Elements licensed under this Agreement.

5.4      a)       OptiMark is an independent contractor and is not a legal
                  representative or an agent of IBM for any purpose. OptiMark shall not make any warranties, representations or create any obligations on IBM's behalf to third parties and documentation and software distributed by OptiMark to third parties shall not include any statements, representations or warranties purporting to be made by IBM.

         b) IBM is an independent contractor and is not a legal representative or an agent of OptiMark for any purpose. IBM shall not make any warranties, representations or create any obligations on OptiMark's behalf and documentation and software distributed by IBM to third parties shall not include any statements, representations or warranties purporting to be made by OptiMark to third parties.

6.0      ACCESS BY CUSTOMERS

6.1      OptiMark may provide OPS User Server Copies to Customers.


7.0      INTELLECTUAL PROPERTY OWNERSHIP

7.1      a)       IBM and the IBM Related Companies are the owners of all
                  intellectual property in or to the ITS Software or practiced by it in its operation (software and documentation) and related written materials, logos, names and other support materials which IBM has the right to provide to OptiMark pursuant to the terms of this Agreement. OptiMark acknowledges that the ITS Software is proprietary to IBM and the IBM Related Companies. No title to the intellectual property owned by IBM and the IBM Related Companies in the ITS Software or in any magnetic media or other physical media provided therewith is transferred to OptiMark by IBM under this Agreement.




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                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


         b) OptiMark is the owner or licensee of all intellectual property in or to the OPS Modifications, the OPS Modified Work, the OptiMark Licensable Modification Elements (provided under Section 3.2 of this Agreement) or practiced by them in their operations. IBM acknowledges that the OPS Modifications, the OPS Modified Work, and the OptiMark Licensable Modification Elements are proprietary to OptiMark, in addition to and as part of the OptiMark Proprietary Systems. No title to the intellectual property in the OPS Modifications, the OPS Modified Work, the OptiMark Licensable Modification Elements, or the OptiMark Proprietary Systems or in any magnetic media or other physical media provided therewith is transferred to IBM by OptiMark under this Agreement.

7.2      a)       IBM agrees not to remove or destroy or to allow the removal or destruction of any proprietary markings or confidential legends placed upon or contained within the OptiMark
                  Licensable Modification Elements provided under Section 3.2 and shall ensure that such proprietary markings or confidential legends are marked on or included in all copies of the OptiMark Licensable Modification Elements software and documentation, and (absent further agreement) of any derivative works.

         b) OptiMark agrees not to remove or destroy or to allow the removal or destruction of any proprietary markings or confidential legends placed upon or contained within the ITS Software provided under Section 3.1, and shall ensure that such proprietary markings or confidential legends are marked on and included in all copies of the ITS Software, and (absent further agreement) of any derivative works.

7.3 Notwithstanding any other provision of this Agreement, IBM represents that if software is hereafter included by IBM in the OPS Modified Work or IBM-Made Modifications which is not owned by but only licensed to IBM, it will promptly notify OptiMark of such software and certify that it is a licensee of such software with the right to include such software in the ITS Software and/or IBM-Made Modifications and to grant the license and rights as set forth in this Agreement except for assignment of title.




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


                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


8.0      IBM REPRESENTATIONS AND WARRANTIES/LIMITATION OF LIABILITY

8.1 IBM represents and warrants to OptiMark that all rights, title and interest, including without limitation all copyright rights and other intellectual property and proprietary rights in or to the ITS Software and IBM-Made Modifications or practiced by them in their operations, are (or in the case of IBM-Made Modifications, will be) owned by IBM and the IBM Related Companies, with IBM being fully able to provide the grants to OptiMark made herein.

8.2 IBM represents and warrants to OptiMark that to the best of IBM's and the IBM Related Companies' knowledge no third party has asserted any claim of ownership or of copyright or patent infringement or of infringement of any other intellectual property right pertaining to any aspect of the ITS Software or IBM-Made Modifications completed as of the date of signature of this Agreement and that IBM is aware of no such claim which could be made.

8.3      a)       IBM represents and warrants that, for a period of ninety (90)
                  days from the Launch Date or, in the case of Additional
                  Exchanges, from the day determined by the parties for each Additional Exchange as the launch date for such Additional
                  Exchange (the "Warranty Period"), the ITS Software and the
                  IBM-Made Modifications, but not the OptiMark-Made
                  Modifications, in the OPS Modified Work will, if installed properly (or according to IBM written specifications), perform in all material respects according to the detailed design documentation set forth in Schedule E.

         b) IBM represents and warrants that for a period of ninety (90) days from the launch date on a version of the Tandem Operating System declared to be "Year 2000 ready" by Tandem (the "Y2K-Ready Tandem Operating System"), the ITS Software and the IBM-Made Modifications, but not the OptiMark-Made Modifications, in the OPS Modified Work will, if installed properly (or according to IBM written specifications), perform in all material respects according to the detailed design documentation set forth in Schedule E.

                  OptiMark and IBM, however, agree that: (i) the ITS Software must be tested on the Y2K-Ready Tandem Operating System without delay; (ii) OptiMark will give IBM permission to begin testing as soon as practicable and no later than May 30, 1999; and (iii) IBM will use commercially reasonable efforts to test the ITS Software on the Y2K-Ready Tandem Operating System, promptly reporting the

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


                  results or findings of their testing to OptiMark as soon as practicable and no later than August 30, 1999.

         c) The representations and warranties in a) and b) above do not extend to further modifications made by a Person other than, by or on behalf of IBM or an IBM representative, or to the performance of such ITS Software and the IBM-Made Modifications as they have been so further modified by a Person other than, by or on behalf of IBM or an IBM representative, acknowledging, however, that if an error or defect discovered in ITS Software or IBM-Made Modifications, after it has been modified by a Person other than, by or on behalf of IBM or an IBM representative, can be replicated in the original version of the ITS Software or IBM-Made Modifications that were delivered by IBM, then the representations and warranties of this Section 8.3 in a) and
                  b) above shall apply to that error or defect.

         d) If the parties enter into a Maintenance Agreement, any different terms of such Maintenance Agreement will determine the extent of the warranty.

8.4 EXCEPT AS PROVIDED IN SECTIONS 8.1, 8.2, 8.3, 7.1.a), AND 7.3, IBM MAKES NO OTHER EXPRESS WARRANTIES IN THIS AGREEMENT, AND THERE ARE NO IMPLIED WARRANTIES OR CONDITIONS, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABLE QUALITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.5 The indemnity and other relief set forth below in Article 9.0 is the sole and exclusive remedy for breach by IBM of any representations or warranties set forth in Section 8.1. OptiMark shall have all rights and remedies available at law and equity for breach of the representations and warranties of Section 8.2. The relief set forth below in Article 10.0 is the sole and exclusive remedy for breach by IBM of the representations and warranties set forth in Section 8.3.

9.0      IBM'S PATENT, TRADE SECRET AND TRADEMARK INDEMNITY/NOTICE OF CLAIMS

9.1 Subject to Section 11.2, IBM will indemnify, defend and hold OptiMark, the OptiMark Related Companies, the Customers of each and the officers, directors, employees and agents of each (individually and collectively, the "OptiMark Indemnitees") harmless from and against any and all claims, causes of action, liabilities, damages, costs or expenses finally awarded or settled against them or any of them (including, without limitation, reasonable legal fees awarded or settled against them or any of them) arising out of or

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


         resulting from any claim of infringement of a patent, of a copyright, of a misappropriation of a trade secret or of any other right alleged against the OptiMark Indemnitees and arising out of or from the use or exploitation of the ITS Software or the IBM-Made Modifications in the OPS Modified Work as permitted under this Agreement by the OptiMark Indemnitees, provided that, subject to the provisions set forth in
         Section 9.2, the OptiMark Indemnitees promptly notify IBM of any such claim and co-operate with IBM in, and allow IBM to control, the defense of any such claim and any related settlement negotiations.

9.2 Using counsel selected by IBM, IBM will assume, at its own cost, a prompt, rigorous and full defense and/or a good faith settlement (which seeks to maintain OptiMark's rights hereunder) of any claim of which IBM is responsible to indemnify under Section 9.1 and OptiMark will cooperate reasonably with IBM in connection therewith; except that with respect to settlements entered into by IBM: (a) the consent of OptiMark will be required if the settlement provides for equitable relief against any of the OptiMark Indemnitees; and (b) IBM will obtain a full and complete release of the OptiMark Indemnitees from the third party claimant(s) concerning any claim which IBM is responsible to indemnify under Section 9.1. IBM will keep OptiMark reasonably and timely apprised of the events of the defense and/or settlement (including without limitation the providing of copies of the relevant pleadings, other filings and settlement proposals) and IBM shall give full consideration to, and be open to discussion of, the views and suggestions of OptiMark (and/or its counsel as provided for below in Section 9.3) in proceeding with such defense and/or settlement.

9.3 In the defense or settlement of any claim under Section 9.1, and subject to Section 11.2, IBM shall promptly reimburse the OptiMark Indemnitees for all costs, damages, expenses, legal fees and/or other amounts that a court of competent jurisdiction (including without limitation any arbitration panel or other tribunal) finally awards against any OptiMark Indemnitee and to timely pay all costs, damages, expenses, legal fees and/or other amounts agreed to be paid in settlement, resulting from a claim indemnified under Section 9.1, provided further that IBM will permit OptiMark to participate in the settlement or defense of the claims through counsel chosen and paid for by OptiMark, and keep such counsel informed as they may request.

9.4      In addition, if any claim or cause of action referred to in Section
         9.1 is made against an OptiMark Indemnitee's use or exploitation of the ITS Software or the IBM-Made Modifications in the OPS Modified Work as permitted under this Agreement which occasions any material risk of an injunction against such use or exploitation, IBM will upon notice of the claim of infringement and at no cost to OptiMark either:
         (i) obtain a

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


         license from the third party for the OptiMark Indemnitees to continue using the accused ITS Software and/or IBM-Made Modifications which shall come into effect no later than the earliest effective date of any such injunction; and/or (ii) modify the accused ITS Software and/or IBM-Made Modifications to avoid such infringement, and use all diligent efforts which are not unreasonable to complete such modifications before any injunction precluding the use thereof can be secured or come into effect, including securing the assistance of the IBM Related Companies in so doing.

9.5 In addition to the indemnity provided in Sections 9.1 through 9.4 above, IBM shall promptly notify OptiMark in writing, should IBM receive notice of or become aware of any third party claim or assertion against IBM (or the IBM Related Companies) of ownership or of copyright or patent infringement or of infringement of any other intellectual property right pertaining to any aspect of the ITS Software or the IBM-Made Modifications or the use thereof and provide a copy of any such claim or assertion (if the claim or assertion is provided in writing) or a description thereof (if made orally) and upon OptiMark's request, IBM shall provide reasonable responses to reasonable OptiMark inquiries concerning such claims or assertions and any risk of injunction as perceived by IBM.

9.6 The provisions in Sections 9.1 through 9.5 represent IBM's entire obligation to OptiMark regarding any claim for infringement, except as set forth in Section 8.5.

9.7 IBM has no obligation under this Agreement regarding any infringement claim based on the following:

         a) any OPS Modifications other than IBM-Made Modifications, or any use of the ITS Software or the IBM-Made Modifications in the OPS Modified Work which is outside the license or grants of this Agreement;

         b) the combination, operation or use of the ITS Software or IBM-Made Modifications with any product, data, computer equipment or software that IBM did not recommend, intend or provide and which infringement claim would not have been made out by the use of the ITS Software or IBM-Made Modifications with any product, data, computer equipment or communication software that IBM did or does recommend, intend or provide; or

         c) the combination, operation or use of the ITS Software or the IBM-Made Modifications in the OPS Modified Work with any other software used by OptiMark for trade processing, trade matching and strategizing functions which

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)

                  IBM does not recommend, intend or provide and which infringement claim would not have been made out by the use of the ITS Software or the ITS Software as modified by IBM-Made Modifications with software which IBM did or does recommend, intend or provide.


10.0     SOFTWARE DEFECTS AND ERRORS

10.1 In the event OptiMark or IBM discovers an error or other defect in the ITS Software as modified by the IBM-Made Modifications in the OPS Modified Work, IBM's or OptiMark's Technical Representative, shall promptly notify the other party's Technical Representative in writing and provide as much detail in writing as is available to allow IBM to reproduce the error or defect or to demonstrate the problem and its foreseeable consequences to OptiMark and to allow OptiMark to make not unreasonable efforts to avoid expense, loss, liability or other damages which might otherwise result therefrom. If the ITS Software as modified by the IBM-Made Modifications in the OPS Modified Work is found to not meet the requirements of the detailed design documentation as set out in Schedule E within the applicable Warranty Period, IBM will use all reasonable efforts taking into account the seriousness of the error or other defect, and whether it threatens to interrupt use of the OPS Modified Work to promptly correct, at no cost to OptiMark (other than reasonable economy travel expenses to OptiMark's site, if necessary), programming errors in the ITS Software as modified by the IBM-Made Modifications in the OPS Modified Work to make them so perform.

         IBM will use all reasonable efforts to initially provide a work around or program detour and endeavor to correct the error or defect under
         Section 8.3 above and thereafter, for a program error which cannot be corrected by IBM, to implement a problem-avoiding restriction of the ITS Software or IBM-Made Modification(s) in the OPS Modified Work. All such work arounds, program detours, and problem-avoiding restrictions shall be made to preserve the functionality and performance of the software in question to the fullest extent possible and shall be made to the fullest extent possible to perform or enable the program to perform the same or substantially similar functions in the same or substantially similar manner as the IBM-Made Modifications and/or the ITS Software as modified by the IBM-Made Modifications. The expenditures made by IBM under this Section 10.1 shall not be limited in any way by the provisions of Section 11.1.

10.2 If IBM is unable within a time reasonable under the circumstances to provide the corrections to such ITS Software as modified by the IBM-Made Modifications as set forth in Section 10.1, OptiMark shall have the option of notifying IBM of OptiMark's

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


         intent to correct the problem, providing a correction plan proceeding to itself make all efforts which are not unreasonable or inconsistent with industry practice to correct such error or defect, and to bill IBM net thirty (30) days upon completion for the cost to OptiMark and the OptiMark Related Companies of completing the correction, including the out-of-pocket costs for replacing the defective part of the OPS Modified Work; provided, however, that the amount billed to IBM for a correction at any implementation (either at the First Exchange or any Additional Exchanges) shall not exceed either: (i) for the First Exchange through the Fifth Additional Exchange, the license fee paid for the use at that exchange; or (ii) for the use at a particular exchange beyond the Fifth Additional Exchange, the license fee paid for the use at the Fifth Additional Exchange.

10.3 IBM shall not be liable for any claim to the extent that it is based upon and would not have occurred but for OptiMark's modifications of the ITS Software or OPS Modified Work or OptiMark's the use of the ITS Software or OPS Modified Work outside of the rights and licenses granted in this Agreement.

10.4 The remedies set forth in this Article 10 constitute IBM's entire liability for any breach of the representations and warranties set forth in Section 8.3 except for OptiMark's losses or damages due to any gross negligence or intentional misconduct on the part of IBM.


11.0     IBM'S LIMITATION OF LIABILITY

11.1 IBM's aggregate liability for direct actual damages arising out of or in connection with IBM's performance or non-performance under this Agreement, regardless of the form of action and whether in contract, tort (including, without limitation, negligence), warranty or other legal or equitable grounds, will be limited to the total amount of license fees contemplated under Schedule C actually paid by OptiMark to IBM provided that this limitation will not apply to:

         a) damages for physical harm to persons or tangible personal property and real property caused by IBM's negligence; and

         b) all damages for which IBM is responsible under Articles 8.0, 9.0, 10.0 and 15.0.

11.2     In no event is IBM liable for:

         a) any special, indirect or consequential damages (other than for physical harm to persons caused by the party's negligence) even if IBM has been advised of the possibility thereof, including but not limited to lost profits, lost business revenue,

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


                  failure to realize expected savings or loss of, or damage to, OptiMark's records or data, except for OptiMark's losses or damages due to gross negligence or intentional misconduct on the part of IBM; or

         b) any claims by a third party against OptiMark or any contractor to OptiMark (including, without limitation, claims by a Customer) other than those claims provided for under
                  Article 9.0 or those claims involving a breach of Section 8.2 or Article 15.0.

11.3 This Article 11.0 applies to all claims by OptiMark, any Customers and any stock exchange and any contractor of OptiMark irrespective of the cause of action underlying the claim, including but not limited to:
         (a) breach of contract, even if in the nature of a breach of a condition of a fundamental term, or a fundamental breach; or (b) tort, including, but not limited to, negligence or negligent misrepresentation.


12.0     OPTIMARK WARRANTY/LIMITATION OF LIABILITY

12.1 OptiMark represents and warrants to IBM that it owns sufficient title and interest, including, without limitation, copyright rights and other intellectual property and proprietary rights, to those OptiMark-Made Modifications to the OPS Modified Work which are included in the OptiMark Licensable Modification Elements to grant the license set forth in Section 2.3.

12.2 OptiMark represents and warrants to IBM that to the best of OptiMark's and the OptiMark Related Companies' knowledge no third party has asserted any claim of ownership or of copyright or patent infringement or of infringement of any other intellectual property right pertaining to any aspect of the OptiMark-Made Modifications completed as of the date of signature of this Agreement and included in the OptiMark Licensable Modification Elements and that OptiMark is aware of no such claim which could be made.

12.3 EXCEPT AS PROVIDED IN SECTIONS 7.1.b), 12.1, AND 12.2, OPTIMARK MAKES NO OTHER EXPRESS WARRANTIES, AND THERE ARE NO IMPLIED WARRANTIES OR CONDITIONS, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABLE QUALITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


12.4 The indemnity and other relief set forth below in Article 13.0 is the sole and exclusive remedy for breach of any representation or warranties by OptiMark, except that IBM shall have all rights and remedies available at law and equity for breach of the representations and warranties of Section 12.2.


13.0     OPTIMARK'S PATENT, TRADE SECRET OR TRADEMARK INDEMNITY/NOTICE OF CLAIM

13.1 Subject to Section 14.2, OptiMark will indemnify, defend and hold IBM, the IBM Related Companies, the customers of each and the officers, directors, employees and agents of each (individually and collectively, the "IBM Indemnitees") harmless from and against any and all claims, causes of action, liabilities, damages, costs or expenses finally awarded or settled against them or any of them (including, without limitation, reasonable legal fees awarded or settled against them or any of them) arising out of or resulting from any claim of infringement of a patent, of a copyright, of a misappropriation of a trade secret, or of any other right alleged against the IBM Indemnitees and arising out of or from the use or exploitation of the OptiMark-Made Modifications of the OptiMark Licensable Modification Elements as permitted under this Agreement by the IBM Indemnitees, provided that, subject to the provisions set forth in Section 13.2, the IBM Indemnitees promptly notify OptiMark of any such claim and co-operate with OptiMark in, and allow OptiMark to control, the defense of any such claim and any related settlement negotiations.

13.2 Using counsel selected by OptiMark, OptiMark will assume, at its own cost, a prompt, rigorous and full defense and/or a good faith settlement (which seeks to maintain IBM's rights hereunder) of any claim of which OptiMark is responsible to indemnify under Section 13.1 and IBM will cooperate reasonably with OptiMark in connection therewith; except that with respect to settlements entered into by
         OptiMark: (a) the consent of IBM will be required if the settlement provides for equitable relief against any of the IBM Indemnitees; and
         (b) OptiMark will obtain a full and complete release of the IBM Indemnitees from the third party claimant(s) concerning any claim which OptiMark is responsible to indemnify under Section 13.1. OptiMark will keep IBM reasonably and timely apprised of the events of the defense and/or settlement (including without limitation the providing of copies of the relevant pleadings, other filings and settlement proposals) and OptiMark shall give full consideration to, and be open to discussion of, the views and suggestions of IBM (and/or its counsel as provided for below in Section 13.3 in proceeding with such defense and/or settlement.
13.3 In the defense or settlement of any claim under Section 13.1, and subject to Section 14.2, OptiMark shall promptly reimburse the IBM Indemnitees for all costs, damages,

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


         expenses, legal fees and/or other amounts that a court of competent jurisdiction (including without limitation any arbitration panel or other tribunal) finally awards against any IBM Indemnitee and to timely pay all costs, damages, expenses, legal fees and/or other amounts agreed to be paid in settlement resulting from a claim indemnified under Section 13.1, provided further that OptiMark will permit IBM to participate in the settlement or defense of the claims through counsel chosen and paid for by IBM, and keep such counsel informed as they may request.

13.4     In addition, if any claim or cause of action referred to in Section
         13.1 is made against an IBM Indemnitee's use or exploitation of the OptiMark-Made Modifications of the OptiMark Licensable Modification Elements as permitted under this Agreement which occasions any material risk of an injunction against such use or exploitation, OptiMark will upon notice of the claim of infringement and at no cost to IBM either: (i) obtain a license from the third party for the IBM Indemnitees to continue using the accused OptiMark-Made Modifications of the OptiMark Licensable Modification Elements which shall come into effect no later than the earliest effective date of any such injunction; and/or (ii) modify the accused OptiMark-Made Modifications of the OptiMark Licensable Modification Elements to avoid such infringement, and use all diligent efforts which are not unreasonable to complete such modifications before any injunction precluding the use thereof can be secured or come into effect, including securing the assistance of the OptiMark Related Companies in so doing.

13.5 In addition to the indemnity provided in Sections 13.1 through 13.4 above, OptiMark shall promptly IBM in writing, should OptiMark receive notice of or become aware of any third party claim or assertion against OptiMark (or the OptiMark Related Companies) of ownership or of copyright or patent infringement or of infringement of any other intellectual property right pertaining to any aspect of the OptiMark Licensable Modification Elements or the use thereof and provide a copy of any such claim or assertion (if the claim or assertion is provided in writing or there is a description there of if made orally) and upon IBM's request, OptiMark shall provide reasonable responses to reasonable IBM inquiries concerning such claims or assertions and any risk of injunction as perceived by OptiMark.

13.6 The provisions in Sections 13.1 through 13.5 represent OptiMark's entire obligation to IBM regarding any claim for infringement, except a set forth in Section 12.4.

13.7 OptiMark has no obligation under this Agreement regarding any infringement claim based on the following:

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


         a) any OPS Modifications other than the OptiMark-Made Modifications of the OptiMark Licensable Modification Elements or any use of the OptiMark-Made Modifications of the OptiMark Licensable Modification Elements outside the license hereof;

         b) the combination, operation or use of the OptiMark-Made Modifications of the OptiMark Licensable Modification Elements with any product, data, computer equipment or software that OptiMark did not recommend or provide and which the infringement claim would not have been made out by the use of the OptiMark-Made Modifications of the OptiMark Licensable Modification Elements with any product, data, computer equipment or software that OptiMark did or does recommend, intend or provide; or

         c) the combination, operation or use of the OptiMark-Made Modifications of the OptiMark Licensable Modification Elements with any other software used by IBM for trade processing, trade matching and strategizing functions which OptiMark does not recommend or provide and which the infringement claim would not have been made out by the use of the OptiMark-Made Modifications of the OptiMark Licensable Modification Elements with software which OptiMark did or does recommend, intend or provide.


14.0  OPTIMARK'S LIMITATION OF LIABILITY

14.1 OptiMark's aggregate liability for direct actual damages arising out of or in connection with OptiMark's performance or non-performance under this Agreement, regardless of the form of action and whether in contract, tort (including, without limitation, negligence), warranty or other legal or equitable grounds, shall not exceed and will be limited to one hundred thousand U.S. Dollars ($US 100,000), provided that this limitation will not apply to:

                  a) damages for physical harm to persons or tangible personal property and real property caused by OptiMark's negligence; and

                  b) all damages for which OptiMark is responsible under Articles 12.0, 13.0 and 15.0.

14.2     In no event is OptiMark liable for:

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)

         a) any special, indirect or consequential damages (other than for physical harm to persons caused by OptiMark's negligence) even if the party has been advised of the possibility thereof, including, but not limited to, lost profits, lost business revenue or failure to realize expected savings, except for IBM's losses or damages due to any gross negligence or intentional misconduct on the part of OptiMark; or

         b) any claims by a third party against IBM or any contractor to IBM (including, without limitation, claims by a customer of IBM or the IBM Related Companies), other than those claims provided for under Article 13.0, or those claims involving a breach of Section 12.2 or Article 15.0.

14.3 This Article 14.0 applies to all claims by IBM, any customers, any stock exchange and any contractor of IBM irrespective of the cause of action underlying the claim, including, but not limited to: (a) breach of contract, even if in the nature of a breach of a condition of a fundamental term, or a fundamental breach; or (b) tort, including, but not limited to, negligence or negligent misrepresentation.

15.0     CONFIDENTIAL INFORMATION

15.1 Proprietary and confidential information which is disclosed by one party to the other pursuant to this Agreement or created by the parties as part of the development concerning the OPS Modified Work shall be protected by, subject to and governed by the provisions of the Confidentiality Agreement, as supplemented by the terms and conditions of this Agreement, e.g. those of Articles 5.0 and 15.0. "Confidential Information" shall have the same meaning here as in the Confidentiality Agreement, provided that: (i) it is acknowledged and agreed that IBM-Made Modifications, OPS Modified Work and documentation related thereto shall be considered Confidential Information of OptiMark as if disclosed by OptiMark and such information shall be marked as OptiMark Confidential; and (ii) at least in the following circumstances inadvertent disclosure without confidentiality identification or markings by one party to the other party shall not destroy confidentiality, namely that for source code, developments for the OPS Modified Work or OptiMark Proprietary Elements, business development and marketing plans for the OPS Modified Work before their public announcement, variations of material already marked confidential, and such information shall not be publicly disclosed but rather treated as confidential information, without having initially been marked as such.

15.2 The parties agree that, as defined in Section 2 of the Confidentiality Agreement, the "Limited Use(s)" for Confidential Information subject to this Agreement shall include all

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


         uses which are permitted pursuant to the licenses, grants, and understandings set forth in this Agreement.

15.3     IBM agrees by the execution of this Agreement that:
         a) IBM consents, as a prior written consent under Section 3.0 of the Confidentiality Agreement, that OptiMark may disclose Confidential Information concerning the ITS Software, OPS Modified Work or other IBM-Involved Applications (which is not otherwise owned by OptiMark) (including without limitation source code as permitted under Sections 5.1 and 15.6) to third party consultants, agents and sublicensees who agree in writing to provisions that are no less protective than the provisions for the protection of Confidential Information that are set forth in the Confidentiality Agreement and in the other terms and conditions of this Agreement and in particular those in Articles 5.0 and 15.0; and

         b) IBM waives any prior written notice requirement, as required under Section 3.0 of the Confidentiality Agreement, any disclosure to the third parties consented to in Section 15.3.a).

15.4     OptiMark agrees by the execution of this Agreement, that:
         a)       OptiMark consents, as a prior written consent under Section
                  3.0 of the Confidentiality Agreement, that IBM may disclose Confidential Information of OptiMark concerning the OptiMark Licensable Modification Elements (including without limitation the source code as provided under Section 5.2 and
                  Section 15.6); to third party consultants, agents and sublicensees who agree in writing to provisions that are no less protective than the provisions for the protection of Confidential Information that are set forth in the Confidentiality Agreement and in the other terms and conditions of this Agreement and in particular those in Articles 5.0 and 15.0; and

         b) OptiMark waives any prior written notice requirement, as required in Section 3.0 of the Confidentiality Agreement, for any disclosure to the third parties consented to in Section 15.4.a).

15.5 Each party shall ensure that all copies of the source code owned by the other are kept in a secure environment.

15.6 The receiving party under this Article 15.0 may provide source code to a sublicensee for their use within the scope of any license grant to the receiving party hereunder pursuant to an agreement which provides for confidentiality in terms no less protective than those

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


         referred to or set forth in this Article 15.0. In addition and notwithstanding any provision of the Confidentiality Agreement or this Agreement, upon demand by a sublicensee, and under this Article 15.0, OptiMark as the receiving party, may place the source code for the ITS Software or OPS Modified Work (including any further modified versions of either and software licensed as OPS User Server Copies), and IBM as the receiving party, may place the source code for the OptiMark Licensable Modification Elements (and any modified version of it) in escrow pursuant to an escrow agreement (with terms to protect the confidentiality of the source code of the work in question that are as or more restrictive than those set forth or referred to herein) in order to permit the sublicensee to consult the source code if: (a) the sublicensee has executed an agreement as provided for under Section 15.3.a) or 15.4.a); and (b) the sublicensee needs it for maintenance in order to continue to use the ITS Software, OPS Modified Work or OptiMark Licensable Modification Elements, respectively, upon the failure of the receiving party to provide the sublicensee with agreed upon support and maintenance for such code.


16.0     SOURCE CODE/MODIFICATIONS

16.1 Release of source code by one party to the other party by itself shall not be deemed a transfer of ownership or title to any copyright or other intellectual property in the source code.


17.0     TERM AND TERMINATION

17.1 This Agreement is effective from date upon which it is executed by both OptiMark and IBM ("the Effective Date"); and the licenses granted shall continue in perpetuity or for the full term permitted by law under the intellectual property rights.

17.2 Any termination of any provision in this Agreement shall be in addition to and without prejudice to such other rights and remedies as may be available to the terminating party including injunction and other equitable remedies, provided that any breach shall not cause any enjoinment of the licenses granted hereunder, which licenses are irrevocable and not terminable.


18.0     EFFECT OF TERMINATION

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


18.1 The licenses granted hereunder are irrevocable and shall not be affected by any breach or termination except that the license for each copy of the ITS Software within any OPS Modified Work at the First Exchange or at any of each Additional Exchange may be revoked upon failure to pay the appropriate fee set forth in Schedule C pursuant to
         Section 4.1, provided that specific written notice of said failure is given by IBM to OptiMark, and OptiMark fails to cure the same by making the payment within thirty (30) days of receipt of said notice. Upon any termination of this Agreement, Articles 7.0 through 14.0 shall remain in effect for an indefinite period equal to the longest time permitted by law under the applicable jurisdiction. The provisions in Article 15.0 for Confidential Information shall remain in full force and effect for the term provided for in the Confidentiality Agreement.


19.0     NOTICES

19.1 Any notice or other communication required or permitted to be given under this Agreement shall be in writing and will be sufficiently given if:

            a)   delivered personally;
            b)   sent by prepaid registered mail; or
            c)   transmitted by facsimile;

         IN THE CASE OF NOTICE TO IBM,

            a) CONCERNING NON-TECHNICAL MATTERS:
                 251 Consumers Rd.
                 North York, Ontario
                 M2J 4R3  CANADA

                 Attention:  IBM General Manager
                             Security Industry Services
                 Fax No:     (416) 490-5629

                 Copy to:    General Counsel
                 Fax No:     (416) 490-5722

            b) CONCERNING TECHNICAL MATTERS (E.G. UNDER SECTIONS 4a.1 AND 10.1):
                 251 Consumers Rd.
                 North York, Ontario
                 M2J 4R3  CANADA

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


                 Attention:  IBM TECHNICAL REPRESENTATIVE
                             initially designated to be:    Brenda Hoffman
                 Fax No:     (416) 490-5629
                 Copy to:    General Counsel
                 Fax No:     (416) 490-5722

         IN THE CASE OF OPTIMARK,

            a) CONCERNING NON-TECHNICAL MATTERS:
                 10 Exchange Place, 12th Floor
                 Jersey City, New Jersey 07302 USA

                 Attention:  William F.  Adiletta,
                             Executive Vice President
                 Fax No:     (201) 946-9435

                 Copy to:    OptiMark General Counsel
                 Fax No:     (201) 946-9413

            b) CONCERNING TECHNICAL MATTERS (E.G. UNDER SECTIONS 4a.1 AND 10.1):
                 10 Exchange Place, 12th Floor
                 Jersey City, New Jersey 07302 USA

                 Attention:  OPTIMARK TECHNICAL REPRESENTATIVE
                             initially designated to be:    William F. Adiletta,
                                                            Executive Vice
                                                            President
                 Fax No:     (201) 946-9435

                 Copy to:    OptiMark General Counsel
                 Fax No:     (201) 946-9413

         Notices sent by personal delivery shall be deemed to have been given and received on the date of delivery. Notices transmitted by facsimile shall be deemed to have been given and received on transmission if a confirmation of successfully completed transmission is received by the sender. Any notice sent by prepaid registered mail shall be deemed to have been given and received on the seventh (7th) business day following mailing. The parties may change the names and addresses for notices under this Agreement (of technical or non-technical matters) by giving the other party ten (10) days advance written notice of the change.

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


20.0     ASSIGNMENT

20.1 Subject to Section 20.1.a), OptiMark may assign the licenses granted under Section 2.1 of this Agreement without the prior written consent of IBM, provided however, IBM must be notified in advance of both the identification of the intended assignee and the intended assignment, and must approve of the procedures used by OptiMark, which procedures must be agreed to by the intended assignee in advance, to protect the Confidential Information of IBM, which approval by IBM shall not be unreasonably withheld.

         a) If OptiMark intends to assign the license under Section 2.1 to a party that is a competitor of IBM in the field of the license hereof, and IBM has so notified OptiMark in writing and in advance, then IBM's consent shall be required and OptiMark shall give IBM no less than thirty (30) days advance notice of any such assignment and IBM's consent may be refused in IBM's absolute discretion.

20.2     Subject to Section 20.2.a), IBM may assign the licenses granted under
         Section 2.3 of this Agreement without the prior written consent of OptiMark, provided however, OptiMark must be notified in advance of both the identification of the intended assignee and the intended assignment, and must approve of the procedures used by IBM, which procedures must be agreed to by the intended assignee in advance, to protect the Confidential Information of OptiMark, which approval by OptiMark shall not be unreasonably withheld.

         a) If IBM intends to assign the license under Section 2.3 to a party that OptiMark has notified IBM in writing in advance to be a competitor of OptiMark, then OptiMark's consent shall be required and IBM shall give OptiMark no less than thirty (30) days advance notice of any such assignment and OptiMark's consent may be refused in OptiMark's absolute discretion.

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)



21.0     GENERAL

21.1 Neither party shall be responsible for failure to fulfill its respective obligations under this Agreement caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, strikes, lockouts or labor difficulties or any other cause beyond its reasonable control, provided that the failure could not have been prevented by reasonable precautions and cannot be reasonably circumvented by the non-performing party through commercially reasonable means.

21.2 Section headings have been included in this Agreement merely for convenience of reference and shall not be considered part of or used in interpreting this Agreement.

21.3 If any provision, portion or extent of this Agreement is held or becomes invalid, illegal or unenforceable in general or with respect to any particular transaction, Person or jurisdiction, then, but only to the minimal extent necessary, that provision or portion shall be severed from, or that extent limited in, this Agreement in general or with respect to such transaction, Person, or jurisdiction only, and the remainder of the Agreement shall continue in full force and effect with respect to all other transactions, Persons or jurisdictions.

21.4 Any waiver by either party of any obligation under this Agreement must be in writing and shall not be considered to be a waiver of any other breach of the same obligation.

21.5 No action, regardless of form, may be brought by either party more than the lesser of: (i) two (2) years after the cause of action has arisen and the party having the cause of action knew or would have known with reasonable diligence the existence of the cause of action; or (ii) the maximum time period allowed under applicable laws.

21.6 This Agreement shall be binding upon and inure to the benefit of IBM's successors and permitted assigns and shall be binding upon and inure to the benefit of OptiMark's successors and permitted assigns.

21.7 This Agreement and its Schedules A through E is the complete and exclusive statement of agreement between the parties relating to the subject matter of this Agreement and supersedes all proposals, written or oral and all other communications between the parties relating to the subject matter of this Agreement and its Schedules A through E. There are no representations, warranties, conditions or terms made by either party other than as expressly stated in this Agreement.

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)




21.8 This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, United States of America that are applicable to contracts made and wholly performed entirely within that State and excluding its choice of law rules, provided however that questions affecting the construction of any copyright or patent shall be determined by the law of the country in which the copyright in question subsists or patent in question has been granted.

21.9 The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

21.10 Each party shall, upon reasonable notice and with reasonable expenses reimbursed by the other party, promptly and duly execute and deliver to the other party such further documents and assurances, and take such further action as the other party may from time to time request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies intended to be created in favor of the other party. For example, each party agrees to do what is reasonably necessary to perfect the grants to the other party under Article 2.0 and to cooperate and give all reasonable assistance (and facilitate its employees to do the same) to permit the other party to secure, record, and enforce the same, including the preparation and prosecution of any applications for patents, registrations of copyrights or trademarks.

21.11 Neither party shall make any public statement concerning this Agreement or disclose the existence of this Agreement without the prior written consent of the other party. The marking of software under Section 5.3 shall not constitute a public statement or announcement.

21.12 All uses under this Agreement of any IBM trademarks by OptiMark shall inure to the benefit of IBM. All uses of any OptiMark trademarks by IBM shall inure to the benefit of OptiMark. Except as expressly permitted in this Agreement under Section 5.3, no other uses of the IBM trademarks by OptiMark or the OptiMark trademarks by IBM are permitted.

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


22.0     ACCEPTANCE

22.1 The parties, by their authorized signatures below, agree that this Agreement is the complete agreement between the parties and replaces all prior communications related to the subject matter of this Agreement.


AGREED BY:                          AGREED BY:

IBM Canada Limited                  OptiMark Technologies, Inc.


By:      /s/ Ronald Ziola                    By:      /s/ William F. Adiletta
         ----------------                             -----------------------

Name     Ronald Ziola                        Name:    William F. Adiletta
         ------------                                 -------------------

Title:                                       Title:   Executive Vice President
         -----------------------                      ------------------------

Date:    February 2, 1999                    Date:    February 2, 1999
         ----------------                             ------------------------


AGREED BY:

ISM Information Systems
Management Corporation

By:      /s/ Brenda Hoffman
         ------------------

Name:    Brenda Hoffman
         --------------

Title:   Director
         --------

Date:    February 2, 1999
         ----------------


Attached: Schedules A-E

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)

                                   SCHEDULE A

                 IDENTIFIED SOFTWARE COMPONENTS OF ITS SOFTWARE

         Communications
         IBADSIII - Admin
         IBADSIS  - Admin
         IBADSIP  - Admin Day End
         IBDRSIS  - Data Download

         Custom Groups
         IBCGSIS - Custom Group
         IBCGSIP - Custom Group Day-end

         General Modules
         ITERSIR - Error Logging
         ITNDSIR - Next Market Day
         ITBCSIR - Broadcast
         ITPDSIR - Previous Day
         ITSBSIR - Subscription
         ITQFSIR - Queue open
         IBAASIP - Start End of Day

         Market Control
         IBACEXC  - Application Control Exception
         IBACSIII - Application Control
         IBCASIII - Holiday Maintenance
         IBCASIS  - Holiday Maintenance
         IBPDSIII - Product Distribution
         IBPDSIP  - Product Distribution Day End
         IBPDSIS  - Product Distribution
         IBMHSIII - Market Hours and Software version
         IBTRSIII - Transaction Table
         ITPUSIS  - Parameter Update
         ITSMON   - Monitor Menu
         ITUBSIII - Event Type Table

         Order Profile & Fill processing
         IBOPSIS - Order Profile

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)



         IBOQSIP  - Order Queue
         IBOPSIP  - Order Profile Day-end
         IBOPSIP2 - Order Profile Day-end 2
         IBMOSIP  - Move Orders
         IBFESIP  - Fill Entry
         IBFUSIS  - Fill Update
         IBFMSIP  - Fill Monitor
         IBCLSIP  - Clearing
         IBFDSIP  - Fill Day-end
         IBSNSIP  - Sequence Number

         Matching Cycle Scheduling
         IBMSSIP - Market Status Process
         IBPCSIP - Phase Control Process
         IBCYSIP - Cycle Day End

         Security and Suspend Processing
         IBSESIS  - Security Server
         ITPESIR  - Password Encryption Routine
         IBSPSIII - Suspend Requester
         IBSPSIS  - Suspend Server
         IBSPSIP  - Suspend Process

         Static Data - Firm Related
         IBFISIII - Firm Setup Requester
         IBFISIS  - Firm Setup
         IBFISIP  - Firm Setup Dayend
         IBFCSIII - Firm Credit Authorization Requester
         IBFCSIS  - Firm Credit Authorization
         IBFCSIP  - Firm Credit Authorization Dayend

         Static Data - Market Maker
         IBMMSIII - Market Maker Requester
         IBMMSIS  - Market Maker
         IBMMSIP  - Market Maker Dayend

         Static Data - Product Related
         IBPMSIII - Product Master Requester
         IBPMSIS  - Product Master

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)




         IBPMSIP  - Product Master Dayend

         Static Data - User Related
         IBURSIII - User Setup Requester
         IBURSIS  - User Setup
         IBURSIP  - User Setup Dayend


          TMAX-H
          BI               Broadcast Image
          BM               Broadcast Manager
          BRA              Broadcast Delivery Agent
          DBA              Database Delivery Agent
          DM               Delivery Manager
          ED               Event Distributor
          QD               Message Queue Distributor
          SFDM             SAF Delivery Manager
          SFTM             SAF Transaction Manager
          TAOPT            Transaction Agent
          TCOM    TMAX Process Command Interface
          TINQ             TMAX Inquiry Utility
          TM               Transaction Manager
          XLOPT            External Presentation Library
          XPGEN            External Presentation Compiler

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)

                                   SCHEDULE B

        PROCEDURE TO DETERMINE OPTIMARK LICENSABLE MODIFICATION ELEMENTS

The parties acknowledge that, as of the Effective Date of this Agreement, IBM has expressed to OptiMark an interest that the following modules of the IBM-Made Modifications be first considered as OptiMark Licensable Modification Elements pursuant to Section 2.3 and this Schedule B (without excluding other modules):


         IBPPSIR           OptiMark Product Price Process
         IBFBSIS           OptiMark Fill Batch
         IBOCSIII          OptiMark On-demand cycle requester
         SFDM              OptiMark SAF delivery manager
         SFTM              OptiMark SAF transaction manager
         SFDM              OptiMark Stratus SAF delivery manager
         SFTM              OptiMark Stratus SAF transaction Manager

The procedure pursuant to Section 1.13 is outlined as follows:

         IBM may request, by providing notice as set forth in Section 19.1, that one or more of the eligible software code module elements referred to in Section 1.13 be selected to be OptiMark Licensable Modification Elements. OptiMark will evaluate IBM's request in good faith and agrees not to withhold its consent for any request unreasonably. If and when OptiMark and IBM mutually agree, the selected elements shall be identified as specified in Section 1.13.

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)



                                   SCHEDULE C

       FEES FOR OPTIMARK'S USE OF THE ITS SOFTWARE AND OPS MODIFIED WORK





             [Attached hereto and incorporated by reference herein]

                                  CONFIDENTIAL
                          (OPTIMARK/IBM OPS AGREEMENT)

--------------------------------------------------------------------------------
FOR THE FIRST EXCHANGE
--------------------------------------------------------------------------------

If and when the OPS Modified Work is installed and on-line for the First Exchange, OptiMark shall pay a one-time fee for all First Exchange uses in the amount of $500,000 U.S. Dollars as follows:

              40%  in U.S. Dollars ($US 200,000) on signing; and
              60% in  U.S. Dollars ($US 300,000) on the Launch Date.

--------------------------------------------------------------------------------

II.     FOR ADDITIONAL  EXCHANGES

--------------------------------------------------------------------------------
        (1)        OptiMark and IBM agree that the license fees paid under
              Section I above, this Section II and otherwise under the
              Agreement shall in total amount to no more than $6,400,000 U.S. dollars (as described in this Schedule C) for all uses at the First Exchange and all Additional Exchanges ("AEs") , subject only to the percentage reduction that may apply for "Services Agreements" as described below.
--------------------------------------------------------------------------------
        (2) The parties acknowledge they may enter into one or more "Services Agreement(s)" covering the First Exchange and/or one or more of the Aes. "Services Agreements" means any agreement made between OptiMark and IBM under which IBM provides additional software maintenance or development services, and would include, for purposes of this Schedule C, any Documents of Understanding (DOU's) for such services (whether or not the DOU leads to an actual agreement). For example and without limitation, the Services Agreements includes the Maintenance Agreement (contemplated under Section 1.1.c) of the Agreement) but would not include the Managed OPS Agreement (contemplated under Section 1.1.d)).
--------------------------------------------------------------------------------
        (3) If and when the OPS Modified Work is installed and on-line fo an AE, OptiMark shall pay a one-time license fee for on-line use at the AE, as set forth in the table below, only if it is the 1st, 2nd, 3rd, 4th, or 5th AE using the OPS Modified Work. The license fees in the table below are also subject to a percentage reduction ("% red") based on the calendar year dollar amount of services provided and paid for (unless the parties otherwise agree) if any, under the Services Agreements. In addition to the above, OptiMark shall also have the option of prepaying the license fees for any or all of the remaining first five AEs, as set forth in (5) below. Each license fee in this Section II (3) shall be payable as follows: 50% on the first use date at the AE and 50% 3 months thereafter.

      (Note: "red" in table below = reduction, "CY"= calendar year, all amounts are in millions of US Dollars (e.g. 1 MM and $US 2.10), TOTAL includes First Exchange of $500,000, plus amounts payable under Section II)

---------------------------------------------------------------------------------------------------------------------------------
                                          0 to < 1MM
                                 (or if there are no Services
US Dollar value of                        Agreements)                    E1<3MM                  E3<5MM            E55MM
Services Per CY                             0% red                       10% red                 20% red                 50% red
---------------------------------------------------------------------------------------------------------------------------------
1st AE                 $US                   2.10                         1.89                    1.68                     1.05
---------------------------------------------------------------------------------------------------------------------------------
2nd AE                 $US                    1.1                         0.99                    0.88                     0.55
---------------------------------------------------------------------------------------------------------------------------------

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)



---------------------------------------------------------------------------------------------------------------------------------
3rd AE                 $US                    1.0                         0.90                    0.80                     0.50
---------------------------------------------------------------------------------------------------------------------------------
4th AE                 $US                    0.9                         0.81                    0.72                     0.45
---------------------------------------------------------------------------------------------------------------------------------
5th AE                 $US                    0.8                         0.72                    0.64                     0.40
---------------------------------------------------------------------------------------------------------------------------------
6th AE +               $US                    NO                       ADDITIONAL                LICENSE                   FEE
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Sub Tot
(for Section II)       $US                    5.9                         5.31                    4.72                     2.95
---------------------------------------------------------------------------------------------------------------------------------
TOTAL
(Sections I + II)      $US                    6.4                         5.81                    5.22                     3.45
---------------------------------------------------------------------------------------------------------------------------------
      (4)
              Agreements in force during the applicable the calendar
              year (CY). The value of services per calendar year accumulates and the agreement or DOU applies for the value calculation on the earliest date that either a Document of Understanding (DOU) or applicable agreement for such new services is signed.
---------------------------------------------------------------------------------------------------------------------------------
      (5)         In any calendar year (CY), OptiMark has the option to prepay the one-time license fees for any or all of the remaining AEs at the percentage reduction (% red) corresponding to the level of services provided during that calendar year. Should OptiMark choose to prepay all of the remaining AEs in a calendar year when
              IBM is to provide a level of services having a value that entitles
              OptiMark to a percentage reductions for fees due, OptiMark will fulfill all fee obligations under this Agreement, although total fees paid will be less then $6,400,000 U.S. dollars.
---------------------------------------------------------------------------------------------------------------------------------
EXCEPT AS SET FORTH IN THIS SCHEDULE C, NO OTHER FEE OR ROYALTY SHALL BE PAID BY
OPTIMARK FOR THE LICENSES AND RIGHTS GRANTED TO OPTIMARK AS SET FORTH UNDER THE
AGREEMENT
---------------------------------------------------------------------------------------------------------------------------------

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)



                                   SCHEDULE D

   LIST OF REQUIREMENTS THAT DO NOT MEET THE PERFORMANCE GOALS AS OUTLINED IN
       THE OPEN ISSUES/NEW REQUIREMENTS DOCUMENT DATED OCTOBER 21, 1997,
                 OR THE OTI ALPHA PERFORMANCE OBJECTIVES MATRIX

At the Effective Date, the parties agree that the OPS Modified Work in conjunction with the other components of the OptiMark Proprietary System does not meet the following performance goals as outlined in the Open Issues/New Requirements Document dated October 21, 1997, or the OTI Alpha Performance Objectives Matrix:

         1.       All securities scheduled for a trade cycle within 90 seconds
                  - Reference Open Issues/New Requirements Document dated October 21, 1997 page 20-29;

         2. Each order profile entry has the ability of apportioning 20 broker dealers (increased from 10) - OPS Change Request # 12 Reference #ITOT4163 dated May 29, 1998;

         3. Improve download for large amounts of data, currently downloading 40 records/sec improving to 80 records/second - Not formally documented; and

         4. OPS receives and processes 215 transactions equally distributed from 100 end-users - OTI Alpha Performance Objectives - 8th Target dated August 24, 1998.

For further clarity, to make improvements for the above mentioned performance goals to the OPS Modified Work will require component interface changes which, consequently, will require changes to the components themselves to take advantage of the OPS Modified Work improvements. The parties agree that there is limited value in IBM performing or completing these performance improvements without the involvement of OptiMark, because the implementation of these performance improvements will impact other components of the OptiMark Proprietary System. Therefore, the parties understand and agree that cooperative effort from both parties are required to ensure maximum gain from the performance improvements.

The parties shall make good faith efforts to agree on a cooperative implementation plan where the OPS Modified Work performance improvements will be completed by IBM with OptiMark input either under the Maintenance Agreement or under a separate agreement provided that under such further agreement all improvements contributed from IBM shall be considered IBM-Made Modifications as defined herein and shall be subject to the rights granted as set forth herein.

                                      D-1


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                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)

                                   SCHEDULE E

              DETAILED DESIGN DOCUMENTATION FOR OPS MODIFIED WORK









             [Attached hereto and incorporated by reference herein]






                                       ii

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-------------------------------------------------------------------------------

                                                        Functional Requirements
                                                                 Specifications
-------------------------------------------------------------------------------




                                                              December 30, 1998
                                                                   Revision 1.1

To order additional copies of this document, contact:

OptiMark Technologies, Inc.
10 Exchange Place, 12th Floor
Jersey City, NJ 07302


Copyright (C) 1998 OptiMark Technologies, Inc. All rights reserved. No part of this publication may be reproduced, transmitted, transcribed, stored in a retrieval system, or translated into any language in any form by any means without the written permission of OptiMark Technologies, Inc.

Other third party product names used herein are used to identify such products and for descriptive purposes only. Such names may be marks and/or registered marks of their respective owners.

OPTIMARK TECHNOLOGIES, INC.:            FUNCTIONAL REQUIREMENTS                                               CONTENTS
                                        SPECIFICATIONS
=========================================================================================================================

        CONTENTS
1.                       EXECUTIVE SUMMARY................................................................................1
                  1.1.   Introduction.....................................................................................1
                  1.2.   System Overview..................................................................................1
                  1.3.   Features for Participants........................................................................1
                         1.3.1.     Features for Institutions.............................................................1
                         1.3.2.     Features for Exchanges................................................................2
                         1.3.3.     Features for Broker/Dealers...........................................................3
                  1.4.   System Components................................................................................3
                         1.4.1.     Transaction Network...................................................................3
                         1.4.2.     User Interface........................................................................4
                         1.4.3.     Servers...............................................................................4
                         1.4.4.     OptiMark Profile System...............................................................4
                         1.4.5.     Matching Engine.......................................................................4
                         1.4.6.     Market Data...........................................................................5
                         1.4.7.     Pacific Exchange......................................................................6
                         1.4.8.     Clearance and Settlement..............................................................6
                  1.5.   OptiMark Information Flow........................................................................7
                  1.6.   Instruments Supported............................................................................7
                  1.7.   Relationship to Existing Systems.................................................................8
                         1.7.1.     Integration With Exchanges, Broker/Dealers and Specialists/Market Makers..............8
                         1.7.2.     Integration With the National Market System...........................................8

                  *

-------------------------------

* This confidential portion has been omitted and filed separately with the Commission.

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)

2.       EXECUTIVE SUMMARY

                  2.1.     INTRODUCTION

                  The OptiMark System represents a new market mechanism designed to optimize the process of matching buyers and sellers of securities. The purpose of this document is to describe the functional requirements for the OptiMark Equity Trading System (OptiMark). The intent is to provide a functional overview of OptiMark; what the system will, and will not, do at the time of "First Trade", and establish the associated functional deliverables for the OptiMark System.



                  2.2.     SYSTEM OVERVIEW

                  OptiMark provides a unique opportunity for institutions, exchanges, and broker/dealers to participate in a new method of electronic trading, which is designed to optimize the efficiency of matching buyers and sellers.

                  The optimization is based on the relative willingness of both buyers and sellers to trade over a range of prices and volumes. Desirability of particular trades is expressed in terms of "satisfaction" values. Based on these satisfaction values, trades can occur at various prices and volumes across the continuum, in a manner to produce the optimum mutual satisfaction for both buyers and sellers at each stage. Once trades have been matched, the results are forwarded to the Institution and the executing exchange for printing to the tape. Executing broker and clearing broker information dissemination is controlled by the institution in order to ensure the trading strategies of the participants are not divulged.

                  OptiMark shall run scheduled call markets in equity instruments throughout the trading day acting as a facility of the Pacific Exchange (PCX). OptiMark shall comply with the rules and regulations of the PCX, and shall fall under the aegis of the PCX's Self-Regulatory Organization. Synergism with existing systems at exchanges, institutions and broker/dealers shall be maximized, allowing the benefits of OptiMark to accrue with minimum changes to existing order flows and systems.

                  2.3.     FEATURES FOR PARTICIPANTS

                  2.3.1.   FEATURES FOR INSTITUTIONS



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                                  CONFIDENTIAL

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                  OptiMark shall provide large buy-side and sell side
                  institutions with the ability to construct "profiles" and submit them directly to OptiMark under the auspices of the PCX. The institution shall indicate on the Profile the Designated Broker/Dealer(s) it wishes to use for the trades that are executed. The broker/dealer is not notified of the institution's trading strategy.

                  In contrast to discrete orders at a single price and size, a Profile shall consist of a User-defined three-dimensional surface, disposed over a grid of price/size coordinates, with the size coordinates ranging up to the maximum quantity desired. For each price/size coordinate, the institution shall indicate a satisfaction level of between 0 and 1, with 0 representing no interest in trading at that price/size coordinate, and 1 indicating complete satisfaction with that price/quantity combination. Factors between 0 and 1 reflect relative degrees of satisfaction with trades at that level.

                  The Profiles shall be easily entered by the institution's trader or portfolio manager, via either a user-friendly Graphical User Interface (GUI) or a Computer-to-Computer Interface (CTCI) utilizing the FIX protocol. Within the GUI, Profiles may be represented using color graphics, allowing the strategy to be fully visualized. Conditions such as "fill or kill", "immediate or cancel", and "all or none" shall be supported.

                  Use of OptiMark is intended to provide institutions with access to large pools of liquidity, and to allow them to avoid the market impact, timing and opportunity costs that are part of the current market structure. The Profiles shall be submitted anonymously by the institution. Profiles shall allow the total quantity to be quickly entered and made available for electronic matching in a deep liquidity pool, with non-disclosure of the trading strategy assured. Executions shall occur at scheduled call times. Any part of the Profile not immediately executed shall be retained in the system, subject to time-in-force and other conditions, for matching against newly entered Profiles. The Profiles shall be confidential, and shall be easily and quickly modified or canceled by the owner intraday.

                  OptiMark shall be capable of running throughout the trading day, providing price discovery across a continuum of prices and quantities, matching buyers and sellers at each combination of price and quantity, to result in optimal mutual satisfaction.

                  Executions shall be immediately reported to the institutions, and to the exchange for printing on the Consolidated Tape System (CTS) and for end-of-day submission to NSCC. Executions shall be reported to the specified broker/dealer for clearing and settlement, but may, at the discretion of the institution, be held until after the close of trading so that the outcomes of the trading strategy are not divulged.

                  2.3.2.   FEATURES FOR EXCHANGES

                  With the advent of "upstairs" block trading, large pools of liquidity typically are not available on exchange floors. This severely hampers the ability of exchanges to perform their role of efficiently matching buyers and sellers. With OptiMark, the exchanges have

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)

                  an opportunity to bring these liquidity pools back into their domain, allowing the exchange to better service the full range of investors, from retail to institutional size.

                  OptiMark shall run as a matching facility for PCX. PCX's rules and regulations shall apply fully to OptiMark. The exchange shall print trades from OptiMark, and forward them as locked-in trades to NSCC. The rules regarding the National Market System shall be respected.

                  Retail orders may be forwarded to OptiMark by the exchange Specialists, at their discretion. In addition, specialists will be able to submit Profiles for their own account.

                  2.3.3.   FEATURES FOR BROKER/DEALERS

                  Broker/Dealers shall remain responsible for the trades that are executed in their name by institutions, and therefore shall continue to earn commissions. Clearing Brokers shall be able to exercise control over their exposure by setting and maintaining trading limits for the institutions they authorize for direct trading through OptiMark. These limits shall be monitored, and the remaining trading limit automatically updated, for every Profile entered directly by the institution.

                  The Designated Broker/Dealers shall receive execution reports from the OptiMark system (albeit without divulging the institution's trading strategy) and shall handle allocations, clearing, and settlement for the institution in the usual manner.

                  The broker/dealer may take advantage of the increased liquidity pools available through OptiMark by submitting their proprietary trading interest as Profiles, and/or by formulating Profiles for their retail or institutional clients.

                  2.4.     SYSTEM COMPONENTS

                  The system is comprised of eight major components: (1) the Transaction Network, (2) the User Interface, (3) the Servers,
                  (4) the OptiMark Profile System, (5) the Matching Process,
                  (6) Market Data, (7) the Pacific Exchange Interface, and (8) Clearance and Settlement. There are additional components of the system such as Audit and Attestation, Security, Help Desk, and Performance, which are also addressed within this document. The following section provides an overview of the components that will make up the OptiMark system:

                  2.4.1.   TRANSACTION NETWORK

                  The Transaction Network is the communications infrastructure upon which the OptiMark system is built. This component encompasses the system infrastructure and dictates the hardware platforms that will be utilized and supported, communication protocols to and

                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


                  from the system, access security and encryption, error recovery, system reliability and backup.

                  2.4.2.   USER INTERFACE

                  The User Interface (UI) component defines how participants interact with the system. This component defines the methods that will be used to create Profiles, act upon those Profiles (save, modify, send, and cancel), and receive information about those Profiles. Broadcast of administrative messages from OptiMark's central site is also supported.

                  Additionally, the specification will define in detail the three methods that will be utilized to send and receive Profiles; the Graphical User Interface (GUI), the Computer-to-Computer Interface (CTCI), and the submission of Specialists' Order Books from the PCX. Finally, the validation being performed at the UI level is described in detail.

                  2.4.3.   SERVERS

                  An institutional server will be provided to the major OptiMark trading participants. The server will be behind the customer's firewall, providing local storage for the institution's data to enhance processing speed and efficiency.

                  2.4.4.   OPTIMARK PROFILE SYSTEM

                  The OptiMark Profile System (OPS) is the component that maintains all information critical to the OptiMark trading system. OPS maintains the list of eligible securities in OptiMark, the schedule of call cycles for each security, the OptiMark Book of Record, logs of the actions taken on Profiles, determines available trading limit for participants and updates trading limit usage throughout the trading day, routes trade result information, generates clearing records, and monitors the other system connections.

                  In addition, OPS is responsible for receiving Profiles from participants, validating the information received, forwarding this data to the Matching Engine, and sending the resulting information to participants and the PCX.

                  2.4.5.   MATCHING ENGINE

                  The Matching Engine (ME) is the heart of the OptiMark trading system. Using OptiMark Technologies, Inc. patent-pending matching algorithm, this component receives Profiles from participants and participating exchange specialists wishing to buy or sell securities, as well as the current bids and offers of all exchanges. The quotations from non-participating exchanges are converted into Profiles, which are included in the cycle. The ME then determines trade matches based upon the mutual satisfaction, price, time of entry, and size of the buyer-seller coordinate pairs. Trade results are then generated that

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                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)




                  will ensure no other exchange markets are traded through and meet the optimal trading criteria specified on the participants' Profiles.

                  The ME will run throughout the trading day, initiating call cycles according to the schedule maintained by OPS.

                  2.4.6.   MARKET DATA

                  This component is used to determine the market for a security at the time a cycle is initiated. This includes not only the primary market, but the regional markets as well. These markets will be forwarded to the ME in order to develop 'CQS Profiles'. These Profiles are critical to ensure the OptiMark system does not trade through other markets and abides by existing market rules and regulations.

                  Additionally, the Market Data component will help to determine when a security is open for trading, when a security has been halted, and when trading has been resumed for a halted security. This information, combined with information from the Pacific Exchange, will be used to determine when OptiMark shall open or halt trading for a security.




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                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


                  2.4.7.    PACIFIC EXCHANGE

                  The Pacific Exchange (PCX) will be the first exchange to utilize the OptiMark system. The PCX is key to the functionality of the system since they will print the trades on the tape, notify Broker/Dealers of executions, and forward clearing information to start the clearance and settlement process.

                  The PCX specialists shall have the option to forward their Limit Order Books to OptiMark. The PCX shall receive trade results from OPS for the specialists' Limit Order Books and update the P/Coast system with this information as required.

                  The PCX shall be responsible for printing the resulting trades on the Consolidated Tape System (CTS), forwarding Intermarket Trading System (ITS) commitments to the appropriate exchange and processing their responses, providing Broker/Dealers with Execution Reports as required, and forwarding OptiMark Clearing Records to the appropriate Broker/Dealers and National Securities Clearing Corporation
                  (NSCC) for clearing purposes.

                  2.4.8.   CLEARANCE AND SETTLEMENT

                  While OptiMark is not a registered broker dealer, the OptiMark system shall operate under the existing clearing and settlement procedures; simply put, OptiMark trades shall be cleared and settled within three days of the trade.

                  Since OptiMark intends to comply with the existing rules and regulations, this component is dedicated to ensuring the proper information required for clearance and settlement is provided to the PCX, the NSCC, the Institutions, and the Broker/Dealers in the appropriate time frames.



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                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)


                  2.5.      OPTIMARK INFORMATION FLOW

                  Profiles shall be entered by institutions, broker/dealers, or exchange Specialists, and shall be created using the OptiMark Graphical User Interface (GUI), a Computer-to-Computer Interface (CTCI) that complies with the FIX protocol, or the PCX Interface. Using the OptiMark GUI, the trader shall be able to draw satisfaction contour lines on a two dimensional (price/size) grid, or use Profile templates whereby the computer creates the corresponding Profile based on pre-defined parameters. The Profiles shall include the order type (buy, sell), the order sub-type (time-in-force and other special instructions), and total quantity desired.

                  OptiMark shall leverage connections to the order routing systems of the PCX. This connection shall allow retail orders managed by Specialists the opportunity to trade with larger buyers and sellers, at the Specialist's discretion. Standard orders are easily converted into Profiles, allowing entry into the OptiMark System.

                  The OptiMark system will read Consolidated Quotation System
                  (CQS) to determine quotes at all exchanges, and will send commitments to trade over the Intermarket Trading System
                  (ITS), via PCX, as required. OptiMark records all trades, updates the Profile records, and notifies the buyers, sellers, and participating exchanges of all trades executed. Trade reports are sent to the PCX for reporting to the Consolidated Tape System (CTS).

                  The records required for clearance and settlement of OptiMark trades will be generated by the OptiMark system and sent to the PCX. The PCX will forward these records to the Designated Broker/Dealers and to the NSCC. The actual clearance and settlement process will continue to operate as today, external to the OptiMark system.

                  2.6.     INSTRUMENTS SUPPORTED

                  Phase 1 of OptiMark shall support trading in US listed equities at the Pacific Exchange (PCX).

                  The OptiMark System ultimately shall support several types of instruments and trading strategies, including options, debt instruments, futures, and currencies. The support for additional instrument types and strategies is not included in this Functional Requirements Specification.


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                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)



                  2.7.      RELATIONSHIP TO EXISTING SYSTEMS

                  2.7.1.   INTEGRATION WITH EXCHANGES, BROKER/DEALERS AND

                  SPECIALISTS/MARKET MAKERS
                  The OptiMark system is not an exchange. Rather, it is a matching system, acting as a facility to an exchange that will facilitate the interaction of buyers and sellers of all types and sizes, from retail to institutional. OptiMark shall support the inclusion of specialist/market maker orders for their own positions (principal), as well as the electronic book orders (agency) that the specialist/market maker routes to the OptiMark system for trading. All Profiles flowing into the OptiMark system shall be associated with an exchange and shall have one or more Broker/Dealers that are members of the exchange associated with them, for purposes of Trading Limit approval, clearance and settlement. The association of an assigned Broker/Dealer and exchange shall be enforced at the client end, where the end User MUST specify the Broker/Dealer and exchange routing as part of the Profile order entry.


                  2.7.2.   INTEGRATION WITH THE NATIONAL MARKET SYSTEM

                  The Intermarket Trading System (ITS) was implemented as a means to address the requirement established in the Securities Exchange Act of 1975 for a National Market System. Listed equity securities traded on more than one exchange must have a published best quotation (bid/ask price and quantity) distributed via CQS. If a print on one exchange will trade through a quotation on another exchange, the specialist must send an ITS commitment to trade at the print price for the size shown in that quotation.

                  The OptiMark system shall comply with ITS trading rules. Therefore, OptiMark shall monitor market data for the trades and quotations of all exchanges listing securities traded on the PCX. This market data shall be used to determine if a quote could be obtained from exchange(s) outside OptiMark. If a quote is available from an outside exchange, the OptiMark system shall direct the Pacific Exchange to submit a commitment via ITS through its Regional Computing Interface to the exchange(s). In this case, OptiMark will generate a pending fill(s), based on the commitment submitted to the exchange(s), which will become Fill(s) when a confirmation is received.

                  The OptiMark system shall not receive ITS commitments directly from other exchanges. However, at their discretion, specialists may represent some or all of the size of arriving ITS commitments in OptiMark by entering Profiles from their OptiMark GUI application.

*  [Remainder of Schedule E pages 8-129]

---------------------------------
* This confidential portion has been omitted and filed separately with the Commission.


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


                                  CONFIDENTIAL

                          (OPTIMARK/IBM OPS AGREEMENT)

                                TABLE OF CONTENTS

1.0      Definitions.....................................................................................................2
         1.1      Agreements.............................................................................................2
                  a)       "Agreement"...................................................................................2
                  b)       "Confidentiality Agreement"...................................................................2
                  c)       "Maintenance Agreement".......................................................................2
                  d)       "Managed OPS Agreement".......................................................................2
                  e)       "TMAX Agreement"..............................................................................2
         1.2      "Customers"............................................................................................2
         1.3      "IBM-Involved Applications"............................................................................2
         1.4      "IBM Related Company(ies)".............................................................................2
         1.5      Implementations........................................................................................3
                  a)       "First Exchange" or "Pacific Exchange"........................................................3
                  b)       "Additional Exchange(s)"......................................................................3
         1.6      "ITS Application Product"..............................................................................3
         1.7      "ITS Software".........................................................................................3
                           "ITS Software-Unix-Version"...................................................................3
         1.8      "Launch Date"..........................................................................................4
         1.9      "OPS Modification(s)" .................................................................................4
                  a)       "IBM-Made Modifications"......................................................................4
                  b)       "OptiMark-Made Modifications".................................................................4
         1.10     "OPS Modified Work"....................................................................................4
         1.11     "OPS User Server Copy(ies)"............................................................................4
         1.12     "OptiMark Auction Process Field".......................................................................4
         1.13     "OptiMark Licensable Modification Elements" ...........................................................5
         1.14     "OptiMark New Work"....................................................................................5
         1.15     "OptiMark Proprietary Element(s)"......................................................................5
         1.16     "OptiMark Proprietary System(s)".......................................................................5
         1.17     "OptiMark Related Company(ies)"........................................................................6
         1.18     "Person(s)"............................................................................................6
         1.19     "Ported Version".......................................................................................6
         1.20     "Work Commencement Date"...............................................................................6
2.0      Grant of License/Assignment and Grant Back/Permitted Use........................................................6
3.0      Delivery........................................................................................................8
4.0      Provisions for OptiMark's Use...................................................................................9
         4.1      Fees...................................................................................................9
         4.2      Development............................................................................................9
         4.3      Maintenance...........................................................................................10
4a.0     Technical Representative.......................................................................................10
5.0      Obligations....................................................................................................10

6.0      Access by Customers............................................................................................12
7.0      Intellectual Property Ownership ...............................................................................13
8.0      IBM Representations and Warranties/Limitation of Liability.....................................................14
9.0      IBM's Patent, Trade Secret and Trademark Indemnity/Notice of Claims............................................15
10.0     Software Defects and Errors....................................................................................18
11.0     IBM's Limitation of Liability..................................................................................19
12.0     OptiMark Warranty/Limitation of Liability......................................................................20
13.0     OptiMark's Patent, Trade Secret or Trademark Indemnity/Notice of Claim.........................................21
14.0     OptiMark's Limitation of Liability.............................................................................23
15.0     Confidential Information.......................................................................................24
16.0     Source code/Modifications......................................................................................26
17.0     Term and Termination...........................................................................................26
18.0     Effect of Termination..........................................................................................26
19.0     Notices........................................................................................................27
20.0     Assignment.....................................................................................................28
21.0     General........................................................................................................29
22.0     Acceptance.....................................................................................................32

SCHEDULE A - Identified Software Components of ITS Software............................................................A-1
SCHEDULE B - Procedure to Determine OptiMark Licensable Modification Elements..........................................B-1
SCHEDULE C - Fees for OptiMark's Use of the ITS Software and OPS Modified Work.........................................C-1
SCHEDULE D - List of Requirements That Do Not Meet the Performance Goals as Outlined
in the Open Issues/New Requirements Document Dated October 21, 1997, or the OTI Alpha
Performance Objectives Matrix..........................................................................................D-1
SCHEDULE E  - Detailed Design Documentation for OPS Modified Work......................................................E-1


                                       2